Exhibit 10.1

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”), effective as of June 12, 2009 (the “Effective Date”), is entered into by and between Buck Institute for Age Research, a California non-profit public benefit corporation having a principal place of business at 8001 Redwood Boulevard, Novato, CA 94945 (“Institute”), and Neurobiological Technologies, Inc. a Delaware corporation having a principal place of business at 2000 Powell Street, Suite 800, Emeryville, CA 94608 (“NTI”). Institute and NTI may be referred to herein individually as a “Party” or together as the “Parties.”

BACKGROUND

WHEREAS, the Parties previously entered into a Collaboration and License Agreement, effective November 29, 2007 (the “Collaboration Agreement – FGF”);

WHEREAS, the Parties previously entered into a Collaboration and License Agreement, effective February 29, 2008 (the “Collaboration Agreement – Netrin,” and, together with the Collaboration Agreement – FGF, the “Collaboration Agreements”);

WHEREAS, the initial one-year Research Program Term of each of the Collaboration Agreements has expired and the Parties have not agreed to a continuation of the respective Research Plans or to an extension of the respective Research Program Terms; and

WHEREAS, the Parties now wish to terminate the Research Programs and the Collaboration Agreements, subject to certain terms and conditions as set forth herein;

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound agree as follows:

1. Definitions.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Collaboration Agreements.

2. Termination of Collaboration Agreements.

(a) Mutual Termination. The Parties hereby mutually agree that each of the Collaboration Agreements shall terminate and be of no further force and effect as of the Effective Date, subject to the terms and conditions hereof.

(b) Survival. Notwithstanding Section 2.1 above, Sections 6.1 and 10 of each of the Collaboration Agreements shall remain in full force and effect in accordance with its terms. In addition, Section 6.2 of the Collaboration Agreement – Netrin shall remain in full force and effect in accordance with its terms.

3. Final Payments to Institute.

Within ten (10) days of the effective date, NTI shall make to Institute a payment of one-hundred sixteen thousand six hundred and sixty-six U.S. Dollars ($116,666), which such payment represents the final installment of each of the Up-Front Payments under the Collaboration Agreements. Institute agrees that, upon such payment, NTI shall have no other financial obligations to Institute under either of the Collaboration Agreements. If NTI fails to make such payment to Institute when due under this Agreement, such payment will be subject to interest from and including the date payment is due, up through and including the date upon which Institute has collected the funds in accordance herewith at a rate equal to the lesser of (i) the sum of two and one-half percent (2.5%) plus the prime rate of interest quoted in the Money Rates (or equivalent) section of the Wall Street Journal per annum, calculated daily, or (ii) the maximum interest rate allowed by law.

4. License Grant.

NTI hereby grants to Institute an exclusive (even as to NTI) worldwide, perpetual, irrevocable license, with the right to grant and authorize sublicenses, under NTI’s right, title and interest under the Program Technology (as defined in each of the Collaboration Agreements) to make, have made, use, import, offer for sale, and sell Products (as defined in each of the Collaboration Agreements).

5. Patent Prosecution.

NTI hereby agrees that, as between the Parties, Institute shall have the sole right to prosecute and maintain all Patents included within the Institute Patent Rights (as defined in the Collaboration Agreement – Netrin), the Institute’s Ellerby Patent Rights (as defined in the Collaboration Agreement – FGF) and the Program Patents (as defined in each of the Collaboration Agreements). NTI shall provide Institute with reasonable cooperation and assistance in transitioning the prosecution and maintenance of such Patents to Institute including, without limitation, executing, acknowledging and delivering such further instruments and performing all such other acts that may be appropriate to enable Institute to assume sole responsibility and control of the prosecution and maintenance of such Patents.

6. Mutual Release.

Each of the Parties, for itself and for its subsidiaries, affiliates, successors, assigns, representatives and agents (the “Releasing Parties”) hereby fully, finally, unconditionally and irrevocably releases, acquits and forever discharges the other Party and each of its officers, directors, stockholders, subsidiaries, affiliates, successors, assigns, representatives and agents (the “Released Parties”) and from any and all commitments, actions, debts, claims, counterclaims, suits, causes of action, damages, demands, liabilities, obligations, costs, expenses, and compensation of every kind and nature whatsoever, past, present or future, at law or in equity, whether known or unknown, contingent or otherwise, which the Releasing Parties, or any of them, had, has or may have had at any time in the past until and including the Effective Date, against the Released Parties, or any of them, relating to, arising out of or in connection with the Collaboration Agreements. Each of the parties also hereby expressly waives any right that it may have under the laws or statutes of any jurisdiction which limits the extension of a general release to certain types of claims, including, without limitation, the California Civil Code § 1542 which provides: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

7. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with laws of California, without regard to conflicts of laws principles or provisions that would result in the application of the substantive laws of another jurisdiction.

(b) Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts that may be necessary or appropriate to carry out the purpose and intent of this Agreement.

(c) Headings. Headings used herein are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

(d) Severability. If any provision in any Section of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such Section in every other respect and of the remainder of this Agreement shall continue in effect so long as this Agreement still expresses the intent of the Parties. In such case, the invalid/illegal/unenforceable provision shall be replaced by an appropriate provision, which to the extent legally possible, comes closest to the Parties’ intent of what the Parties would have agreed on, had they been aware of the invalidity, illegality or unenforceability, in order to meet the spirit and purpose of this Agreement.

(e) Counterparts and Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

IN WITNESS WHEREOF, the Parties have caused this Termination Agreement to be executed as of the Effective Date.

Institute:		NTI:
Buck Institute for Age Research		Neurobiological Technologies, Inc.

By:	/s/ James Kovach	By:	/s/ Matthew M. Loar

	(Signature)		(Signature)

Name:	James Kovach	Name:	Matthew M. Loar

Title:	COO	Title:	Chief Financial Officer